Exhibit 99.1

Avnet Reports Second Quarter Fiscal 2023 Financial Results

Second quarter sales of $6.7 billion up 14.5% year over year

Operating income of $299 million grew nearly three times faster than sales

PHOENIX – February 1, 2023 – Avnet, Inc. (Nasdaq: AVT) today announced results for its second quarter ended December 31, 2022.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “We delivered another strong quarter of sales and earnings to close out 2022. This past year we were able to accelerate our sales growth, expand operating margins and gain market share thanks in large part to our customers’ partnership and our employees’ dedication and commitment. As we head into 2023, we are closely monitoring near-term market dynamics and remain encouraged about the medium-term growth opportunities across our diverse end markets.”

Fiscal Second Quarter Key Financial Highlights:

●	Sales of $6.7 billion up 14.5% year over year from $5.9 billion.
o	On a constant currency basis, sales increased 21.1% year over year.
●	Diluted earnings per share increased to $2.63, compared with $1.50 in the prior year quarter.
o	Adjusted diluted earnings per share of $2.00, compared with $1.51 in the prior year quarter.
o	Higher interest expense negatively impacted second quarter adjusted diluted earnings per share by $0.31 year over year.
●	Operating income margin of 4.5%, increased 84 basis points year over year.
o	Adjusted operating income margin of 4.5%, increased 80 basis points year over year.
●	Electronic Components operating income margin of 4.7%, increased 122 basis points year over year.
●	Farnell operating income margin of 9.0% decreased 461 basis points year over year.
●	Returned $64 million to shareholders in the quarter from share repurchases, representing 1.8% of outstanding shares.
●	Returned $26 million to shareholders in dividends during the quarter.

Key Financial Metrics

($ in millions, except per share data)

Second Quarter Results (GAAP)
	Dec – 22	Dec – 21	Change Y/Y		Sep – 22	Change Q/Q
Sales	$6,717.5	$5,865.2	14.5%		$6,750.1	(0.5)%
Operating Income	299.0	211.7	41.2%		290.5	2.9%
Operating Income Margin	4.5%	3.6%	84	bps	4.3%	15	bps
Diluted Earnings Per Share (EPS)	$2.63	$1.50	75.3%		$1.93	36.3%
Second Quarter Results (Non-GAAP)(1)
	Dec – 22	Dec – 21	Change Y/Y		Sep – 22	Change Q/Q
Adjusted Operating Income	300.5	215.5	39.5%		293.3	2.5%
Adjusted Operating Income Margin	4.5%	3.7%	80	bps	4.4%	12	bps
Adjusted Diluted Earnings Per Share (EPS)	$2.00	$1.51	32.5%		$2.00	-%
Segment and Geographical Mix
	Dec – 22	Dec – 21	Change Y/Y		Sep – 22	Change Q/Q
Electronic Components (EC) Sales	$6,309.5	$5,424.3	16.3%		$6,324.2	(0.2)%
EC Operating Income Margin	4.7%	3.5%	122	bps	4.2%	47	bps
Farnell Sales	$408.0	$440.9	(7.5)%		$425.9	(4.2)%
Farnell Operating Income Margin	9.0%	13.7%	(461)	bps	12.1%	(308)	bps
Americas Sales	$1,681.2	$1,391.5	20.8%		$1,678.9	0.1%
EMEA Sales	2,255.9	1,840.8	22.6%		2,129.5	5.9%
Asia Sales	2,780.4	2,632.9	5.6%		2,941.7	(5.5)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Third Quarter of Fiscal 2023 Ending on April 1, 2023

	Guidance Range	Midpoint
Sales	$6.15B – $6.45B	$6.30B
Adjusted Diluted EPS(1)	$1.75 – $1.85	$1.80

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions and implies a sequential growth rate range of down 4% to down 8%. This guidance assumes a seasonal decline in sales from Asia primarily due to the Lunar New Year and below seasonal growth for the western regions.

The above guidance also excludes amortization of intangibles and certain income tax adjustments. The above guidance assumes similar interest expense to the second quarter and an effective tax rate of between 22% and 26%. The above guidance assumes 92.5 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q3 Fiscal
	2023	Q2 Fiscal	Q3 Fiscal
	Guidance	2023	2022
Euro to U.S. Dollar	$1.09	$1.02	$1.12
GBP to U.S. Dollar	$1.24	$1.17	$1.34

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through May 2, 2023, at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13734794.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises, including COVID-19; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors, including supply shortages; relationships with key suppliers and allocations of products by suppliers, including increased non-cancellable/non-returnable orders; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization and relocation efforts; risks related to cyber security attacks, other privacy and security incidents and information systems failures, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2022	2022	2022	2022

	(Thousands, except per share data)
Sales	$6,717,521	$5,865,217	$13,467,654	$11,449,912
Cost of sales	5,933,421	5,152,182	11,915,381	10,077,185
Gross profit	784,100	713,035	1,552,273	1,372,727
Selling, general and administrative expenses	485,127	501,363	962,764	987,540
Restructuring, integration and other expenses	—	—	—	5,272
Operating income	298,973	211,672	589,509	379,915
Other income, net	1,476	1,737	1,800	1,327
Interest and other financing expenses, net	(59,020)	(21,630)	(104,118)	(44,474)
Gain on legal settlement	61,705	—	61,705	—
Income before taxes	303,134	191,779	548,896	336,768
Income tax expense	59,248	40,958	120,749	74,629
Net income	$243,886	$150,821	$428,147	$262,139

Earnings per share:
Basic	$2.67	$1.52	$4.62	$2.64
Diluted	$2.63	$1.50	$4.55	$2.60

Shares used to compute earnings per share:
Basic	91,192	99,032	92,621	99,340
Diluted	92,755	100,286	94,195	100,701
Cash dividends paid per common share	$0.29	$0.24	$0.58	$0.48

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	July 2,
	2022	2022

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$324,778	$153,693
Receivables	4,789,402	4,301,002
Inventories	4,972,898	4,244,148
Prepaid and other current assets	216,487	177,783
Total current assets	10,303,565	8,876,626
Property, plant and equipment, net	378,269	315,204
Goodwill	755,030	758,833
Operating lease assets	229,537	227,138
Other assets	263,473	210,731
Total assets	$11,929,874	$10,388,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$209,401	$174,422
Accounts payable	3,106,667	3,431,683
Accrued expenses and other	688,643	591,020
Short-term operating lease liabilities	52,944	54,529
Total current liabilities	4,057,655	4,251,654
Long-term debt	2,979,823	1,437,400
Long-term operating lease liabilities	198,986	199,418
Other liabilities	263,747	307,300
Total liabilities	7,500,211	6,195,772
Shareholders’ equity	4,429,663	4,192,760
Total liabilities and shareholders’ equity	$11,929,874	$10,388,532

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	December 31, 2022	January 1, 2022

	(Thousands)
Cash flows from operating activities:
Net income	$428,147	$262,139

Non-cash and other reconciling items:
Depreciation	39,411	43,876
Amortization	4,294	8,964
Amortization of operating lease assets	26,414	27,426
Deferred income taxes	(15,581)	(4,451)
Stock-based compensation	21,338	19,556
Other, net	7,199	10,281
Changes in (net of effects from businesses acquired and divested):
Receivables	(469,650)	(558,702)
Inventories	(686,884)	(359,755)
Accounts payable	(341,210)	328,574
Accrued expenses and other, net	20,021	(41,117)
Net cash flows used for operating activities	(966,501)	(263,209)

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	352,200	190,400
Borrowings under senior unsecured credit facility, net	1,132,245	109,669
Borrowings (repayments) under bank credit facilities and other debt, net	47,712	(1,550)
Repurchases of common stock	(221,282)	(45,570)
Dividends paid on common stock	(53,304)	(47,642)
Other, net	(1,048)	(6,069)
Net cash flows provided by financing activities	1,256,523	199,238

Cash flows from investing activities:
Purchases of property, plant and equipment	(111,436)	(22,116)
Other, net	(16,279)	68,270
Net cash flows (used) provided by investing activities	(127,715)	46,154
Effect of currency exchange rate changes on cash and cash equivalents	8,778	(14,056)
Cash and cash equivalents:
— increase (decrease)	171,085	(31,873)
— at beginning of period	153,693	199,691
— at end of period	$324,778	$167,818

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), and (vi) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, gains on legal settlements, and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	December 31,	October 1,
	2023*	2022	2022

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$962,764	$485,127	$477,636
Amortization of intangible assets and other	(4,300)	(1,541)	(2,759)
Adjusted operating expenses	958,464	483,586	474,877

GAAP operating income	$589,509	$298,973	$290,537
Amortization of intangible assets and other	4,300	1,541	2,759
Adjusted operating income	593,809	300,514	293,296

GAAP income before income taxes	$548,896	$303,134	$245,762
Amortization of intangible assets and other	4,300	1,541	2,759
Gain on legal settlement	(61,705)	(61,705)	-
Adjusted income before income taxes	491,491	242,970	248,521

GAAP income tax expense	$120,749	$59,248	$61,501
Amortization of intangible assets and other	950	345	605
Gain on legal settlement	(14,539)	(14,539)	-
Income tax expense items, net	7,341	12,287	(4,946)
Adjusted income tax expense	114,501	57,341	57,160

GAAP net income	$428,147	$243,886	$184,261
Amortization of intangible assets and other (net of tax)	3,350	1,196	2,154
Gain on legal settlement (net of tax)	(47,166)	(47,166)	-
Income tax expense items, net	(7,341)	(12,287)	4,946
Adjusted net income	376,990	185,629	191,361

GAAP diluted earnings per share	$4.55	$2.63	$1.93
Amortization of intangible assets and other (net of tax)	0.03	0.01	0.02
Gain on legal settlement (net of tax)	(0.50)	(0.51)	-
Income tax expense items, net	(0.08)	(0.13)	0.05
Adjusted diluted EPS	4.00	2.00	2.00

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022*	2022*	2021*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,994,847	$494,943	$512,364	$501,363	$486,178
Amortization of intangible assets and other	(15,038)	(2,929)	(3,074)	(3,796)	(5,239)
Adjusted operating expenses	1,979,809	492,014	509,290	497,567	480,939

GAAP operating income	$939,011	$284,688	$274,408	$211,672	$168,243
Restructuring, integration and other expenses	5,272	-	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	-	26,261	-	-
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Adjusted operating income	985,582	287,617	303,743	215,468	178,754

GAAP income before income taxes	$833,334	$248,541	$248,025	$191,779	$144,990
Restructuring, integration and other expenses	5,272	-	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	-	26,261	-	-
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Other expenses	4,935	4,494	-	-	441
Adjusted income before income taxes	884,840	255,964	277,360	195,575	155,942

GAAP income tax expense	$140,955	$1,718	$64,608	$40,958	$33,672
Restructuring, integration and other expenses	1,012	-	-	-	1,012
Russian-Ukraine conflict related expenses	6,836	-	6,836	-	-
Amortization of intangible assets and other	3,080	711	667	704	998
Other expenses	1,092	956	-	-	136
Income tax benefit (expense) items, net	40,376	49,142	(8,613)	2,917	(3,070)
Adjusted income tax expense	193,351	52,527	63,498	44,579	32,748

GAAP net income	$692,379	$246,823	$183,417	$150,821	$111,318
Restructuring, integration and other expenses (net of tax)	4,260	-	-	-	4,260
Russian-Ukraine conflict related expenses (net of tax)	19,425	-	19,425	-	-
Amortization of intangible assets and other (net of tax)	11,958	2,218	2,407	3,092	4,241
Other expenses (net of tax)	3,843	3,538	-	-	305
Income tax (benefit) expense items, net	(40,376)	(49,142)	8,613	(2,917)	3,070
Adjusted net income	691,489	203,437	213,862	150,996	123,194

GAAP diluted earnings per share	$6.94	$2.51	$1.84	$1.50	$1.10
Restructuring, integration and other expenses (net of tax)	0.04	-	-	-	0.04
Russian-Ukraine conflict related expenses (net of tax)	0.19	-	0.20	-	-
Amortization of intangible assets and other (net of tax)	0.12	0.02	0.02	0.03	0.04
Other expenses (net of tax)	0.04	0.04	-	-	0.00
Income tax (benefit) expense items, net	(0.40)	(0.50)	0.09	(0.03)	0.03
Adjusted diluted EPS	6.93	2.07	2.15	1.51	1.22

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year.

Sales in Constant Currency

The following table presents sales growth rates and sales growth rates in constant currency for the second quarter and first six months of fiscal 2023 compared to the second quarter and first six months of fiscal 2022.

	Quarter Ended				Six Months Ended
		Sales		Sales		Sales
		Year-Year %		Sequential %		Year-Year %
	Sales	Change in	Sales	Change in	Sales	Change in
	Year-Year	Constant	Sequential	Constant	Year-Year	Constant
	% Change	Currency	% Change	Currency	% Change	Currency
Avnet	14.5%	21.1%	(0.5)%	(0.6)%	17.6%	24.9%
Avnet by region
Americas	20.8%	20.8%	0.1%	0.1%	26.8%	26.8%
EMEA	22.6	37.6	5.9	4.8	22.2	39.9
Asia	5.6	9.3	(5.5)	(5.0)	9.8	13.4
Avnet by segment
EC	16.3%	22.8%	(0.2)%	(0.3)%	19.7%	27.0%
Farnell	(7.5)	(0.1)	(4.2)	(3.7)	(6.9)	0.8

Historical Segment Financial Information

		Quarters Ended
	Fiscal	Second Quarter	First Quarter
	Year to Date	December 31,	October 1,
	2023*	2022	2022

	(in millions)
Sales:
Electronic Components	$12,633.7	$6,309.5	$6,324.2
Farnell	833.9	408.0	425.9
Avnet sales	$13,467.7	$6,717.5	$6,750.1

Operating income:
Electronic Components	$564.0	$296.7	$267.3
Farnell	88.5	36.9	51.6
	652.5	333.6	318.9
Corporate expenses	(58.7)	(33.1)	(25.6)
Amortization of acquired intangible assets and other	(4.3)	(1.5)	(2.8)
Avnet operating income	$589.5	$299.0	$290.5

Sales by geographic area:
Americas	$3,360.1	$1,681.2	$1,678.9
EMEA	4,385.4	2,255.9	2,129.5
Asia	5,722.2	2,780.4	2,941.7
Avnet sales	$13,467.7	$6,717.5	$6,750.1

* May not foot/cross foot due to rounding.

		Fiscal Year 2022
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022	2022	2021

	(in millions)
Sales:
Electronic Components	$22,503.3	$5,930.4	$6,019.1	$5,424.3	$5,129.5
Farnell	1,807.4	442.3	469.0	440.9	455.2
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

Operating income:
Electronic Components	$872.0	$255.6	$265.0	$188.9	$162.4
Farnell	242.5	62.9	69.8	60.2	49.6
	1,114.5	318.5	334.8	249.1	212.0
Corporate expenses	(128.9)	(30.9)	(31.1)	(33.6)	(33.3)
Restructuring, integration and other expenses	(5.3)	-	-	-	(5.3)
Russian-Ukraine conflict related expenses	(26.3)	-	(26.3)	-	-
Amortization of acquired intangible assets and other	(15.0)	(2.9)	(3.1)	(3.8)	(5.2)
Avnet operating income	$939.0	$284.7	$274.4	$211.7	$168.2

Sales by geographic area:
Americas	$5,896.0	$1,618.4	$1,627.2	$1,391.5	$1,258.8
EMEA	7,838.1	2,064.0	2,185.7	1,840.8	1,747.6
Asia	10,576.6	2,690.3	2,675.2	2,632.9	2,578.3
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

* May not foot/cross foot due to rounding.

Guidance Reconciliation

There are no significant differences expected between the above adjusted diluted earnings per share guidance and GAAP diluted earnings per share guidance for the third quarter of fiscal 2023.